Exhibit 5.1

[DaVita Letterhead]

June 27, 2007

DaVita Inc.

601 Hawaii Street

El Segundo, California 90245

Re:	DaVita Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by DaVita Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 800,001 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company to be issued pursuant to the Company’s Employee Stock Purchase Plan, and (ii) 6,000,000 shares of Common Stock of the Company to be issued pursuant to the Company’s 2002 Equity Compensation Plan (together with the Company’s Employee Stock Purchase Plan, the “Plans”), including Common Stock Purchase Rights of the Company (the “Rights”) associated therewith, to be issued from time to time under the Plans. The terms of the Rights are set forth in the Rights Agreement, dated as of November 14, 2002, between the Company and The Bank of New York, as Rights Agent (the “Rights Agreement”).

I am the Vice President, General Counsel and Secretary of the Company and I am familiar with the proceedings to date with respect to the proposed issuance of Common Stock under the Plans. In this regard, I, or attorneys under my supervision, have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for the opinions set forth herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

1.	The Company is a duly incorporated and validly existing corporation under the laws of the State of Delaware.

2.

Each share of Common Stock subject to the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale thereof as

DaVita Inc.

June 27, 2007

contemplated by the provisions of the applicable Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered, or if uncertificated, a valid book-entry notation shall have been made in the Company’s stock register, upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the provisions of the applicable Plan.

3.	The Rights associated with each share of Common Stock referred to in paragraph 2 above will be validly issued when (i) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (ii) such associated share of Common Stock shall have been duly issued as set forth in paragraph 2 above.

This opinion letter is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Common Stock or the Rights.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary